Exhibit 10.5

Money4Gold Holdings, Inc.
595 S. Federal Highway, Suite 600
Boca Raton, Florida 33432

December 1, 2009

Mr. Douglas Feirstein
595 S. Federal Highway
Suite 600
Boca Raton, Florida 33432

Re:        Salary Amendment

Dear Mr. Feirstein:

This letter agreement amends your current employment agreement (the “Employment Agreement”) with Money4Gold Holdings, Inc. by increasing your annual salary to $275,000, effective December 1, 2009, and to $300,000, effective June 1, 2010.

All other terms and conditions of your Employment Agreement shall remain in full force and effect.  Please sign below acknowledging your acceptance to the amended salary terms above.

Sincerely yours,

/s/ Daniel Brauser
Daniel Brauser
Chief Financial Officer

I agree to the above terms:

/s/ Douglas Feirstein
Douglas Feirstein